Exhibit 99.1

Erie Indemnity Increases Dividend and Management Fee
And Approves Executive Stock Ownership Program

Erie, Pa. — December 14, 2005 — At the December 13, 2005 regular meeting of the board of directors of the Erie Indemnity Company (NASDAQ: ERIE), the board approved increases in shareholders’ dividends and the management fee rate charged to the Erie Insurance Exchange.

The board of directors increased the regular quarterly dividend from $0.325 to $0.36 on each Class A share and from $48.75 to $54.00 on each Class B share. The dividend is payable January 20, 2006, to shareholders of record as of January 5, 2006, with a dividend ex-date of January 3, 2006. The dividend increase is a result of the Company’s continuing strong financial results and capitalization. Based on the current market price, the new dividend results in a dividend yield of about 2.7 percent and represents a 10.8 percent increase in the payout per share over the current dividend rate.

In a separate action, the board voted to increase the management fee rate to 24.75 percent from the current 23.75 percent rate paid the Erie Indemnity Company by the Erie Insurance Exchange effective January 1, 2006. The management fee rate was 23.75 percent for the period January 1 through December 31, 2005. The Company’s board of directors has the authority to change the management fee rate at its discretion; however the maximum fee rate permissible by agreement is 25 percent. This action was taken after the board’s consideration and review of the relative financial position of the Erie Insurance Exchange and the Erie Indemnity Company.

The board also approved an executive stock ownership program, which provides guidelines for stock ownership by the chief executive officer and executive officers of the company in Erie Indemnity Company stock. The program is designed to further strengthen alignment between the interests of the chief executive officer and executive management with those of the shareholders of the Company. The plan requires that the chief executive officer must acquire shares of stock equal to 3 times base salary. All other executive officers must acquire shares of stock equal to 1.5 times their respective base salaries. Executive officers must reach these ownership levels within three years from the beginning of this program, which commences on January 1, 2006.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company. According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 15th largest automobile insurer in the United States based on direct premiums written and the 23rd largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has almost 3.8 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 425 on the FORTUNE 500 and Erie Indemnity Company is included in Forbes Magazine’s PLATINUM 400 list of the best-managed companies in America.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company’s other business activities during 2005 and beyond. In some cases, you can identify forward-looking statements by terms such as “may,” will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. These forward-looking statements reflect the Company’s current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.